EXHIBIT 21


                      DYNCORP AND SUBSIDIARIES MARCH 1999

Company                                                       Domicile

Aerotherm Corporation                                         California
Anedyn, Inc.                                                  Georgia
Anedyn Power Company                                          Florida
AT/Mexico Holdings Inc.                                       Delaware
Data Management Design, Inc.                                  Virginia
Dyn Funding Corporation                                       Delaware
Dyn Logistics Services Inc.                                   California
Dyn Marine Services, Inc.                                     California
Dyn Marine Services of Virginia, Inc.                         Virginia
Dyn/Mexico Holdings Inc.                                      Delaware
Dyn Network Management, Inc.                                  Virginia
Dyn Pacific Aerospace Services, Inc.                          Delaware
Dyn Realty Corporation                                        Virginia
Dyn Systems Technology, Inc.                                  Virginia
Dyn Technical Services, Inc.                                  Delaware
Dyn Trade Systems, Inc.                                       Virginia
DynAir Technical Services, Inc.                               Delaware
Dynalectron Corporation                                       Delaware
Dynalectron Systems Inc.                                      Nevada
DynCIS, Inc.                                                  Delaware
DynCorp Advanced Repair Technology, Inc.                      Virginia
DynCorp Aerospace Operations Inc.                             Delaware
DynCorp Aerospace Operations (UK) Ltd.                        United Kingdom
DynCorp Aviation Services, Inc.                               Virginia
DynCorp Biotechnology and Health Services, Inc.               Virginia
DynCorp Information & Enterprise Technology, Inc.             Delaware
DynCorp International Services, GmbH                          German LLC
DynCorp International Services, Inc.                          Virginia
DynCorp International Services, Ltd.                          Cayman Islands
DynCorp of Colorado, Inc.                                     Delaware
DynCorp Panama, Inc.                                          Panama
DynCorp Postal Operations, Inc.                               Virginia
DynCorp Procurement Systems, Inc.                             Virginia
DynCorp Property Management, Inc.                             Delaware
DynCorp Technical Services, Inc.                              Delaware
DynCorp Tri-Cities Services, Inc.                             Washington
DynCorp Viar Inc.                                             Virginia
DynCorp West Virginia Inc.                                    West Virginia
DynEagle Inc.                                                 Delaware
DynEDRS, Inc.                                                 Virginia
DynEx, Inc.                                                   Delaware
DynMeridian Corporation                                       Virginia
DynMet Corporation                                            Delaware
DynSolutions, Inc.                                            Virginia
DynSpace Corporation                                          Virginia
DynTel Corporation                                            Virginia
Electric Utility Construction, Inc.                           Kentucky
FMAS Corporation                                              Virginia
Grupo DynCorp de Mexico S.A. de C.V.                          Mexico
Kwajalein Services, Inc.                                      Virginia
OLDHD Systems, Inc.                                           Texas
Pacific TSD Corporation                                       California
Sea Mobility Inc.                                             Delaware
TAI Realty Corporation                                        Virginia